UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 15, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Introduction

Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Competitive Holdings Company LLC (“EFCH”), Texas Competitive Electric Holdings Company LLC (“TCEH”), and Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFH Corp., EFCH and TCEH, the “Companies”) executed confidentiality agreements (the “Confidentiality Agreements”) in September and October 2013 with certain unaffiliated holders of first lien senior secured claims against EFCH, TCEH and certain of TCEH’s subsidiaries (collectively, the “TCEH Creditors”), certain unaffiliated holders of unsecured claims against EFIH (collectively, the “EFIH Creditors”) and a significant creditor with claims against TCEH, EFCH, EFIH and EFH Corp. (the “Significant Creditor” and, collectively with the TCEH Creditors and the EFIH Creditors, the “Creditors”), to facilitate discussions with the Creditors concerning the Companies’ potential restructuring (the “Restructuring”). Pursuant to the Confidentiality Agreements, the Companies agreed to disclose publicly after a specified period if certain conditions were met that the Companies and the Creditors have engaged in discussions concerning the Companies’ capital structure, as well as certain confidential information concerning the Companies that the Companies have provided to the Creditors. The information included in this Current Report on Form 8-K is being furnished to satisfy the Companies’ public disclosure obligations under the Confidentiality Agreements.

Discussions with Creditors

As part of an ongoing liability management program commenced in late 2009, EFH Corp. and certain of its subsidiaries (excluding Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and its subsidiaries) have explored ways to reduce the amount and extend the maturity of their outstanding debt. Since 2009, as previously disclosed, the Companies (collectively and individually) have captured $2.5 billion of debt discount and extended the maturities of approximately $25.7 billion principal amount of debt to 2017-2021. Although the Companies do not have material debt maturities until October 2014, the Companies have continued to consider and evaluate a number of transactions and initiatives to address their highly leveraged balance sheets and significant cash interest requirements.

Consistent with the ongoing liability management program and as previously disclosed, the Companies entered into confidentiality agreements in March 2013 with certain unaffiliated holders of first lien senior secured claims against EFCH, TCEH and certain of TCEH’s subsidiaries and engaged in discussions with these creditors in March and April 2013. The Companies and these creditors did not reach agreement during the discussions on the terms of any change in the Companies’ capital structure. However, as disclosed in the Companies’ filings with the Securities and Exchange Commission, since April 2013, the Companies and their professional advisors have engaged in additional discussions with the professional advisors of the TCEH Creditors and EFIH Creditors.

Following execution of the Confidentiality Agreements in September 2013, the Companies, principals of EFH Corp.’s existing equity holders (the “Equity Holders”) and principals of the Creditors engaged in additional discussions with respect to the Companies’ capital structure, including the possibility of a consensual, pre-packaged restructuring transaction. In these discussions, the Companies shared with the Creditors non-public information relating to the Companies, including prospective financial information, and the Companies and the Creditors discussed proposed changes to the Companies’ capital structure as described below and as set forth in Exhibits 99.1, 99.2 and 99.3. The Companies’ objectives in these discussions were to promote a sustainable capital structure and maximize enterprise value by, among other things, encouraging agreement on a restructuring plan that would minimize time spent in a restructuring through a proactive and organized solution; minimizing any potential adverse tax impacts of a restructuring; maintaining the Companies in one consolidated group; maintaining focus on operating EFH Corp.’s businesses; and maintaining the Companies’ high-performing work force. The Companies, the Equity Holders, and the Creditors have not reached agreement on the terms of any change in the Companies’ capital structure.

During discussions regarding the Restructuring, the Significant Creditor made a proposal as set forth in Exhibit 99.1 (the “Significant Creditor Proposal”), the TCEH Creditors made a proposal as set forth in Exhibit 99.2 (the “TCEH Creditor Proposal”), and the EFIH Creditors made a proposal as set forth in Exhibit 99.3 (the “EFIH Creditor Proposal” and collectively, the “Proposals”).

Each of the Proposals would have resulted in a pre-negotiated restructuring of EFCH’s approximately $32.2 billion principal amount of debt, EFH Corp.’s approximately $650 million principal amount of debt and EFIH’s approximately $7.6 billion principal amount of debt (each as of June 30, 2013 and excluding debt held by affiliates). To effect the Restructuring, the Proposals contemplated that some combination of EFH Corp. and certain of its subsidiaries (including EFIH, EFCH and TCEH but excluding Oncor Holdings and Oncor Electric Delivery Company LLC (“Oncor”)) would implement a plan of reorganization by commencing voluntary cases under Chapter 11 of the United States Bankruptcy Code (“Code”). The confirmation of the plan of reorganization in such cases would be subject to applicable regulatory approvals. Each of the Proposals contemplated that after the Restructuring EFH Corp. would continue to hold all of the equity interests in EFCH and EFIH; EFCH would continue to hold all of the equity interests in TCEH; and EFIH would continue to hold all of the equity interests in Oncor Holdings.

The Companies and the principals of the TCEH Creditors and the Significant Creditor have agreed to continue negotiations. However, the principals of the EFIH Creditors are currently not engaged in ongoing negotiations with the Companies. The EFIH Creditors have directed their advisors to continue to work with the Companies and their advisors to explore further whether the parties can reach an agreement on the terms of a consensual restructuring. The Companies expect to continue to explore all available restructuring alternatives to facilitate the creation of a sustainable capital structure for the Companies. In addition, the Companies and the Equity Holders may engage from time to time in additional discussions with the Creditors, other creditors of the Companies, and professional advisors to such creditors. Such discussions may include proposed changes to the Companies’ capital structure. There can be no guarantee that any future changes in the Companies’ capital structure will occur or, if any changes occur, that they will occur as described above or as set forth in the Proposals, ultimately be successful, or produce the desired outcome.

The TCEH Creditors that signed confidentiality agreements with the Companies and that supported the TCEH Creditor Proposal hold, in the aggregate, less than 66.7% of the total outstanding amount of TCEH first lien debt. The EFIH Creditors that signed confidentiality agreements with the Companies and that supported the EFIH Creditor Proposal hold, in the aggregate, less than 66.7% of the total outstanding amount of EFIH unsecured debt.

Financial Information

EFH Corp. and its subsidiaries generally do not publicly disclose detailed prospective financial information. However, in connection with their discussions with the Creditors and their advisors, the Companies provided certain financial information, consisting largely of forecasts, to the Creditors and their advisors pursuant to the Confidentiality Agreements. Management of the Companies prepared the forecasts from certain internal financial projections based on reasonable expectations, beliefs, opinions, and assumptions of the Companies’ management at the time they were made. EFH Corp. also provided certain financial forecasts for Oncor based upon information provided to EFH Corp. by Oncor. The forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles (“GAAP”) or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The inclusion of the forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Companies and Oncor or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

None of the independent auditor of the Companies, the independent auditor of Oncor, or any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained herein and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The prospective financial information:

•	was prepared in the first half of 2013, except for the assumptions regarding natural gas prices and power prices, which as noted in some cases are as of August 30, 2013;

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions, as further described below, which are inherently uncertain and many of which are beyond the control of the Companies, Oncor, and their respective subsidiaries and may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the respective management of the Companies and Oncor may have about prospects for the Companies’, Oncor’s, and their respective subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.

All of the financial information contained in this section entitled “Financial Information” is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. Neither the Companies nor Oncor can provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information presented herein.

Except as required by law, none of EFH Corp., EFCH or EFIH currently intends to update or revise publicly any of the information presented herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

The Companies provided the Creditors and their advisors with the projected financial data regarding TCEH set forth in the table below.

TCEH Projections Summary (2013-2017) (amounts in millions)	2013	2014	2015	2016	2017
TCEH Consolidated Adjusted EBITDA[1,2]	$2,753	$2,488	$1,939	$1,858	$1,803
TCEH EBITDA 8/30/2013 Commodity Price Impact[3]	$(32)	$(394)	$(303)	$(198)	$105

TCEH EBITDA with 8/30/2013 Commodity Price Impact	$2,721	$2,094	$1,636	$1,660	$1,908
Less: TCEH Hedge Value[4]	$(1,018)	$(539)	—	—	—

TCEH Open EBITDA with 8/30/2013 Commodity Price Impact[5]	$1,703	$1,555	$1,636	$1,660	$1,908

[1]	EBITDA means net income (loss) before interest expense and related charges, income tax expense (benefit) and depreciation and amortization. TCEH Consolidated Adjusted EBITDA means EBITDA adjusted to exclude interest income, unusual items, results of discontinued operations and other adjustments. The more significant adjustments include unrealized gain/loss on commodity hedging and trading transactions, impairments of goodwill and other assets, amortization of nuclear fuel, charges related to pension plan actions, and purchase accounting adjustments, primarily related to amortization of intangible assets created as a result of the application of purchase accounting for EFH Corp.’s 2007 merger. TCEH Consolidated Adjusted EBITDA is essentially the same as defined in the TCEH Credit Agreement, dated October 10, 2007, as amended from time to time, by and among, TCEH and the lenders party thereto (the “TCEH Senior Secured Credit Facilities”) except no adjustment is made for expenses to upgrade or expand, or for unplanned outages at, generation facilities. EBITDA and Adjusted EBITDA are financial measures not calculated in accordance with GAAP. Adjusted EBITDA is not intended to be an alternative to net income as a measure of operating performance, an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP, nor is it intended to be used as a measure of free cash flow available for discretionary use, because the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

[2]	Projection based on commodity prices as of March 28, 2013.
[3]	Projected EBITDA impact of the change in natural gas prices and power prices from March 28, 2013 to August 30, 2013.
[4]	Because wholesale electricity prices in ERCOT have generally moved with natural gas prices, TCEH has a natural gas hedging program designed to mitigate the effect of natural gas price changes on future electricity revenues. Under the program, at March 31, 2013, TCEH and its subsidiaries were parties to market transactions effectively selling forward approximately 310 million MMBtu of natural gas at weighted average annual hedge prices as previously disclosed in EFH Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The amounts presented for TCEH Hedge Value represent unrealized mark-to-market hedging gains (pretax) associated with this program that increase TCEH Consolidated Adjusted EBITDA. TCEH and its subsidiaries do not have any significant amounts of hedges in place under the natural gas hedging program for periods after 2014.
[5]	TCEH Open EBITDA refers to TCEH Consolidated Adjusted EBITDA as adjusted to remove the effects of the TCEH natural gas hedging program by deducting the amounts for TCEH Hedge Value.

The information set forth below (which was prepared in the second quarter of 2013, except for the assumptions regarding natural gas prices and power prices, which are as of August 30, 2013) describes the key drivers of the year-to-year changes in the forecasted TCEH Consolidated Adjusted EBITDA amounts provided in the table above.

Key Drivers	2013E vs 2012A (in millions)	Assumptions
Generation Power Price[6] Gas Price[6]	N/A	•	2013: 70 TWh[7] net generation
		•	$34.28/MWh[8]
		•	$3.45/MMBtu[9]

Commodity / Fuel / Operational Costs	($660) – ($560)	•	Year-over-year hedge roll-off and change in average hedge price
		•	New power sales at higher expected heat rate net of lower implied market gas prices
		•	Higher operations and maintenance spending due to nuclear outage spend/scope, property tax and other

Retail Revenue	($105) – ($45)	•	Lower volumes, weather, and continued competitive pricing environment in 2013

Key Drivers	2014E vs 2013E (in millions)	Assumptions
Generation Power Price[6] Gas Price [6]	N/A	•	2014: 69 TWh[7] net generation
		•	$36.26/MWh[8]
		•	$3.88/MMBtu[9]

Commodity / Fuel / Operational Costs	($580) – ($480)	•	Year-over-year hedge roll-off
		•	Higher power prices
		•	Higher operations and maintenance spending due to two nuclear plant refueling outages

Retail Revenue	($125) – ($75)	•	Competitive pricing, higher commodity price environment

Key Drivers	2015E vs 2014E (in millions)	Assumptions
Generation Power Price[6] Gas Price [6]	N/A	•	2015: 75 TWh[7] net generation
		•	$38.45/MWh[8]
		•	$4.08/MMBtu[9]

Commodity / Fuel / Operational Costs	($500) – ($350)	•	Year-over-year hedge roll-off
		•	Higher power prices and Monticello full-year operations
		•	Lower operations and maintenance spending due to single nuclear plant refueling outage

Retail Revenue	($60) – $0	•	Competitive pricing, higher commodity price environment

Key Drivers	2016E vs 2015E (in millions)	Assumptions
Generation Power Price[6] Gas Price [6]	N/A	• • •	2016: 77 TWh[7] net generation $40.36/MWh[8] $4.20/MMBtu[9]
Commodity / Fuel / Operational Costs	($20) – $130	•	Higher fuel cost due to higher Powder River Basin blend and prices

Retail Revenue	($60) – $0	•	Competitive pricing, higher commodity price environment

Key Drivers	2017E vs 2016E (in millions)	Assumptions
Generation Power Price[6] Gas Price [6]	N/A	• • •	2017: 76 TWh[7] net generation; $45.19/MWh[8] $4.31/MMBtu[9]

Commodity / Fuel / Operational Costs	$190 – $340	•	Higher power price offset by higher fuel price and Powder River Basin blend
		•	Higher operations and maintenance spending due to two nuclear plant refueling outages
		•	Higher fossil-fuel plants operations and maintenance

Retail Revenue	($45) – $15	•	Competitive pricing, higher commodity price environment

[6]	Power prices are as of August 30, 2013, reflecting observable market prices for 2013-15E, model-based pricing for 2017E and an interpolation between 2015E and 2017E for 2016E. Gas prices are market as of August 30, 2013, reflecting Houston Ship Channel index prices.
[7]	terawatt-hours
[8]	megawatt-hours
[9]	million British thermal units

The Companies also disclosed to the Creditors and their advisors that for 2018, their internal model-based pricing assumes a generation power price and gas price of $46.57/MWh and $4.44/MMBtu, respectively.

The financial information provided to the Creditors and their advisors also included certain financial forecasts for Oncor based upon information provided to EFH Corp. by Oncor. EFIH’s wholly owned subsidiary Oncor Holdings owns approximately 80% of the equity interests of Oncor. Certain amounts in the table below are presented as without or including “Securitization.” “Securitization” refers to revenue, expenses and debt related to securitization (transition) bonds issued by Oncor Electric Delivery Transition Bond Company LLC, a wholly owned consolidated bankruptcy-remote financing subsidiary of Oncor, to recover certain regulatory assets and other costs.

Oncor has informed the Companies and the Creditors that the financial forecasts presented below reflect adjustments to the financial forecasts for Oncor previously disclosed on April 15, 2013, which adjustments are based on internal review and revision by Oncor to account for, among other things, changes in market conditions and other developments in Oncor’s business, including higher estimated operating expenses. The amounts in the following table are in millions of dollars and may not foot due to rounding.

Certain Financial Forecasts for Oncor (2013-2017)	2013	2014	2015	2016	2017
Revenue (excluding Securitization)	$3,387	$3,687	$3,811	$3,907	$3,993
Revenue (impact of Securitization)	147	146	92	18	—

Revenue (including Securitization)	$3,535	$3,834	$3,903	$3,925	$3,993

EBITDA[10] (excluding Securitization)	$1,744	$1,822	$1,855	$1,901	$1,928
EBITDA[10] (impact of Securitization)	146	145	91	18	—

EBITDA[10] (including Securitization)	$1,890	$1,968	$1,946	$1,919	$1,928

Certain Financial Forecasts for Oncor (2013-2017)	2013	2014	2015	2016	2017
Depreciation & Amortization (excluding Securitization)	$690	$726	$758	$780	$780
Depreciation & Amortization (impact of Securitization)	126	132	85	18	—

Depreciation & Amortization (including Securitization)	$816	$858	$843	$798	$780

Net income	$395	$427	$446	$453	$465

Distribution to owners[11]	$310	$253	$355	$362	$398

Capital expenditures[12]	$1,054	$1,008	$1,002	$1,022	$1,059

Net debt (excluding Securitization)	$5,933	$6,109	$6,255	$6,389	$6,544

Net debt (including Securitization)	$6,172	$6,220	$6,274	$6,389	$6,544

[10]	EBITDA means net income (loss) before interest expense and related charges, income tax expense (benefit) and depreciation and amortization (including amortization of regulatory assets reported in operation and maintenance expense) and other income related to purchase accounting. EBITDA is also adjusted for certain noncash and unusual items, none of which is material in the years presented. EBITDA is a financial measure not calculated in accordance with GAAP. EBITDA is not intended to be an alternative to net income as a measure of operating performance, an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP, nor is it intended to be used as a measure of free cash flow available for discretionary use, because the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. EBITDA as presented in the table reflects EFH Corp.’s calculations of EBITDA for Oncor on a basis consistent with EFH Corp.’s prior public disclosures, except for the exclusion of amortization of regulatory assets reported in operation and maintenance expense. Accordingly, and because not all companies use identical calculations, EBITDA may not be comparable to EBITDA as calculated by Oncor or to similarly titled measures of other companies.
[11]	Reflects 100% of distributions from Oncor (excluding tax sharing payments). EFIH’s wholly owned subsidiary Oncor Holdings owns approximately 80% of the equity interests of Oncor. Accordingly, distributions to EFIH will be approximately 80% of each distribution, excluding any portion of the distribution retained by Oncor Holdings to settle its obligations under its tax sharing agreement.
[12]	Capital expenditures include expenditures for transmission facilities, infrastructure maintenance, information technology initiatives, distribution facilities to serve new customers and other general investments.

The information provided by the Companies to the Creditors and their advisors also included financial forecasts for TCEH and its subsidiaries, assuming the proposed changes to the Companies’ capital structure described above were executed through a Chapter 11 filing of EFCH and its subsidiaries on November 1, 2013 (EFCH and its subsidiaries have not approved any such filing on November 1, 2013 or any other date). In general terms, the financial information provided below assumes the execution of transactions pursuant to which, as a result of the restructuring, (i) holders of TCEH first lien claims would receive equity interests in EFH Corp. and $6.0 billion in cash in exchange for their first lien claims and (ii) TCEH would exit the restructuring with $3.0 billion in available liquidity and issue $6.0 billion of new long-term debt. The amounts are in millions of dollars and may not foot due to rounding.

TCEH	1/1/2013 - 10/31/2013	At Filing 11/1/2013	11/1/2013 - 12/31/2013	1/1/2014 – 6/30/2014	At Emergence[14]	7/1/2014 – 12/31/2014	2015 FY	2016 FY	2017 FY
CASH FLOWS
Open EBITDA	$1,416	$—	$286	$704	$—	$851	$1,636	$1,660	$1,908
Hedge Value	$886	$—	$—	$—	$—	$—	$—	$—	$—
Cash Impact of adjustments to EBITDA	(45)	—	(7)	(28)	—	(12)	(22)	(23)	(43)

Subtotal	$2,258	$—	$278	$676	$—	$839	$1,614	$1,637	$1,865
Capital Expenditures	(579)	—	(151)	(315)	—	(279)	(684)	(685)	(628)
Working Capital	(78)	—	74	15	—	8	69	6	(8)
Margin Deposits	(267)	—	17	2	—	—	—	—	—
Other Cash Flow Items	(450)	(1,752)	19	(60)	1,244	1,101	(31)	(38)	(38)
External Tax Payment to EFH Corp.	(133)	—	—	(27)	—	(3)	(148)	(164)	(248)

Free Cashflow – Unlevered	$750	$(1,752)	$236	$291	$1,244	$1,666	$820	$755	$943
Cumulative	$750	$(1,003)	$(766)	$(475)	$769	$2,434	$3,254	$4,009	$4,952

FINANCING & OTHER
Interest Payments	$(1,638)	$—	$(9)	$(40)	$—	$(155)	$(302)	$(311)	$(337)
Repayment of I/C Note	698	—	—	—	—	—	—	—	—
Debt Maturities	(90)	(204)	(2)	(6)	—	(13)	(21)	(18)	(36)
Revolver Draw / (Repayment)	—	—	—	—	521	(521)	—	—	—
Swap Settlements	(469)	—	—	—	—	—	—	—	—

TCEH	1/1/2013 - 10/31/2013	At Filing 11/1/2013	11/1/2013 - 12/31/2013	1/1/2014 – 6/30/2014	At Emergence[14]	7/1/2014 – 12/31/2014	2015 FY	2016 FY	2017 FY
Sale A/R Program	(82)		—	—	—	—	—	—	—
TRANSACTION RELATED
Change in Restricted Cash	$—	$947	$—	$—	$—	$—	$—	$—	$—
Restructuring Fees / Business Impacts	(74)	—	(94)	(227)	—	—	—	—	—
Adequate Protection	—	—	(210)	(634)	—	—	—	—	—
Debtor-in-Possession Facility	—	890	79	616	(1,585)	—	—	—	—
New Debt Proceeds	—	—	—	—	6,000	—	—	—	—
Debt Issuance Costs		(50)	—	—	(180)	—	—	—	—
Cash Distribution to TCEH 1st Lien	—	—	—	—	(6,000)	—	—	—	—

Total	$(1,655)	$1,583	$(236)	$(291)	$(1,244)	$(690)	$(324)	$(329)	$(373)

Free Cashflow – Levered	$(905)	$(170)	$—	$—	$—	$976	$496	$426	$570
Cumulative	$(905)	$(1,075)	$(1,075)	$(1,075)	$(1,075)	$(99)	$397	$823	$1,393

LIQUIDITY (ex. Restricted Cash)
Cash Beginning Balance	$1,175	$270	$100	$100	$100	$100	$1,076	$1,572	$1,998
Free Cashflow	(905)	(170)	—	—	—	976	496	426	570

Cash Ending Balance	$270	$100	$100	$100	$100	$1,076	$1,572	$1,998	$2,568

[14]	Assumes a June 30, 2014 emergence from bankruptcy.

At September 30, 2013, TCEH had $1.3 billion of cash and cash equivalents and $171 million of available capacity under its letter of credit facility.

The information provided by the Companies to the Creditors and their advisors also included financial forecasts for EFH Corp. and EFIH, assuming (i) as of June 30, 2014, conversion of $1.6 billion (including accrued interest) of EFIH unsecured debt and $0.7 billion (including accrued interest) of EFH Corp. unsecured debt into equity of EFH Corp., (ii) no new cash is used for debt reduction, (iii) a refinancing of the EFIH first lien notes and the EFIH second lien notes at certain illustrative rates, and (iv) financing fees equal to 1.5%. The amounts may not foot due to rounding.

EFH/EFIH	1/1/2013 - 10/31/2013	At Filing 11/1/2013	11/2/2013 - 12/31/2013	1/1/2014 – 6/30/2014	At Emergence[14]	7/1/2014 – 12/31/2014	2015 FY	2016 FY	2017 FY
CASH FLOWS
EBITDA	$(4)	$—	$—	$(2)	$—	$(1)	$(3)	$(3)	$(4)
Cash Adjustments	11	—	3	8	—	10	26	25	27
TECH Dividend	—	—	—	—	—	—	—	—	—
Oncor Dividend (80%)	218	—	—	121	—	55	258	265	294
CapEx	(31)	—	(7)	(14)	—	(14)	(20)	(19)	(16)
Pension/OPEB funding	(8)	—	(2)	(8)	—	(11)	(30)	(28)	(25)
Other CF Items	139	—	1	—	—	32	5	15	6

Cashflow	$326	$—	$(4)	$104	—	$70	$237	$256	$284

TCEH Tax Payments	133	—	—	27	—	3	148	164	248
Oncor Tax Payments	105	—	8	156	—	136	288	264	269
Federal/State Tax Payments	(60)	—	(8)	(54)	—	(6)	(317)	(273)	(357)

Total Tax	$178	$—	$—	$128	—	$133	$118	$155	$160

Free Cashflow - Unlevered	$504	$—	$(4)	$233	—	$203	$355	$411	$444
Cumulative from Emergence					—	$203	$558	$970	$1,413

FINANCING & OTHER
Cash Interest	$(492)	$—	$(219)	$(341)	$(118)	$(41)	$(458)	$(457)	$(456)
Repayment of I/C Note	(698)	—	—	—	—	—	—	—	—
Debt Maturities/ Repayment	(83)	—	—	—	(8,474)	—	—	—	—
Call Premium	—	—	—	—	—	—	—	—	—
Debt Issuances for Refinancing	—	—	—	—	6,235	—	—	—	—
Debt Issuances for WC Needs	—	—	—	—	—	—	—	—	—
Debt Issuance Costs	(6)	—	—	—	(94)	—	—	—	—
Restructuring Fee / Business Impact	(8)	—	(3)	(9)	—	—	—	—	—

EFH/EFIH	1/1/2013 - 10/31/2013	At Filing 11/1/2013	11/2/2013 - 12/31/2013	1/1/2014 – 6/30/2014	At Emergence[14]	7/1/2014 – 12/31/2014	2015 FY	2016 FY	2017 FY
New Cash	—	—	—	—	—	—	—	—	—
Debt Equitization /Convert	—	—	—	—	2,332	—	—	—	—

Total	$(1,288)	$—	$(223)	$(350)	$(118)	$(41)	$(458)	$(457)	$(456)
Free Cashflow – Levered	$(783)	$—	$(226)	$(118)	$(118)	$162	$(103)	$(45)	$(12)
Cumulative from Emergence					$(118)	$44	$(59)	$(104)	$(116)

LIQUIDITY
Cash Beginning Balance	$1,419	$635	$635	$409	$292	$174	$336	$233	$188
Free Cashflow	(783)	—	(226)	(118)	(118)	162	(103)	(45)	(12)

Cash Ending Balance	$635	$635	$409	$292	$174	$336	$233	$188	$176

[14]	Assumes a June 30, 2014 emergence from bankruptcy by the applicable debtors.

The information provided by the Companies to the Creditors and their advisors also included forecasts for debt and leverage ratios for EFH Corp. and EFIH based on the assumptions described above the immediately preceding table.

EFH / EFIH	11/2/2013- 12/31/2013		1/1/2014- 6/30/2014		At Emergence[15]		7/1/2014- 12/31/2014		2015 FY		2016 FY		2017 FY
1st Lien Debt	$3,985		$3,985		$4,046		$4,046		$4,046		$4,046		$4,046
2nd Lien Debt	2,156		2,156		2,189		2,189		2,189		2,189		2,189
EFH Unsecured Debt	648		648		—		—		—		—		—
EFIH Unsecured Debt	1,567		1,680		—		—		—		—		—

Total Debt	$8,355		$8,468		$6,235		$6,235		$6,235		$6,235		$6,235
Less: Cash	$(409)		$(292)		$(174)		$(336)		$(233)		$(188)		$(176)

Net Debt	$7,946		$8,177		$6,061		$5,899		$6,002		$6,047		$6,059

Total Leverage[16]	9.4	x	9.5	x	8.0	x	7.6	x	7.6	x	7.5	x	7.5	x
Net Leverage[16]	9.1	x	9.3	x	7.8	x	7.4	x	7.4	x	7.4	x	7.3	x

[15]	Assumes a June 30, 2014 emergence from bankruptcy by the applicable debtors.
[16]	Includes proportionate amount of Oncor debt, cash and EBITDA.

Tax Information

Pursuant to the existing tax sharing agreement between EFH Corp. and TCEH and the existing tax sharing agreement between EFH Corp. and Oncor, and as a result of the settlement of certain earlier open tax years with the Internal Revenue Service, in September 2013, TCEH made a federal income tax payment of $84 million to EFH Corp., and Oncor made a federal income tax payment of $33 million to EFH Corp.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Significant Creditor Proposal

99.2	TCEH Creditor Proposal

99.3	EFIH Creditor Proposal

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The projected financial information included herein constitutes forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	prevailing governmental policies and regulatory actions with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	self-bonding requirements;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of an economic downturn or the shut-down of the US federal government;

•	our ability to collect trade receivables from counterparties;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, fuel oil and refined products;

•	changes in market heat rates in the Electric Reliability Council of Texas, Inc. electricity market (ERCOT);

•	our ability to effectively hedge against unfavorable commodity price movement, including the price of natural gas, market heat rates and interest rates;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	population growth or decline, or changes in market supply or demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	activity in the credit default swap market related to our debt instruments;

•	restrictions placed on us by the agreements governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;

•	our ability to successfully execute our liability management, reach agreement with our creditors on the terms of any change in our capital structure, or otherwise address our significant interest payments and debt maturities, including through the potential exchange of debt securities for debt or equity securities, the potential waiver of any covenants contained in our debt agreements and/or an in-court restructuring;

•	any defaults under certain of our financing arrangements that could trigger cross default or cross acceleration provisions under other financing arrangements;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, readers should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

October 15, 2013